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                                                                     Exhibit 14



          Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 2 to the Registration Statement (Form N-6 No. 333-141778) pertaining to Lincoln Life & Annuity Flexible Premium Variable Life Account Y, and to the use therein of our reports dated (a) March 18, 2008, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 7, 2008, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account Y.

                                                         /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 21, 2008